UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2023

INDOOR HARVEST CORP.

(Exact name of registrant as specified in charter)

Texas	000-55594	45-5577364
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7401 W. Slaughter Lane #5078, Austin, Texas, 78739

(Address of Principal Executive Offices) (Zip Code)

(512) 309-1776

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 30, 2023, Indoor Harvest Corp. (“Indoor Harvest” or “Buyer”) entered into a Membership Interest and Stock Purchase Agreement (the “Agreement”) with Metabiogenix USA, LLC, a Texas limited liability company (the “Company”), Metabiogenics, Ltd., S.A. de C.V. and other individual members of the Company, (each a “Seller” and collectively the “Sellers”), and Sellers owns all of the issued and outstanding membership interests (the “Membership Interests”) of the Company. The Agreement provides that, subject to the terms and conditions set forth therein, Indoor Harvest will acquire a sixty percent (60%) controlling interest in the Company by acquiring a portion of Sellers’ Membership Interests in the Company.

Indoor Harvest’s Board of Directors unanimously determined that the transactions contemplated by the Agreement, are in the best interests of Indoor Harvest and its stockholders, and approved the Agreement and the transactions contemplated by the Agreement.

Under the terms of the Agreement, the aggregate purchase price of $2,500,000 consists of the following consideration: (i) a cash consideration payment of four hundred thousand dollars ($400,000) to each Seller in accordance with their Pro Rata Portion (as defined therein), less one hundred thousand dollars ($100,000) previously paid to Sellers, with fifty thousand dollars ($50,000) to paid at closing, and the remaining cash consideration of two hundred fifty thousand ($250,000) to be paid to Sellers in accordance with the Pro Rata Portion in five monthly installments with the first installment to be paid on or before June 1, 2023 and each remaining monthly installment to be paid on the first day of each following month until all funds are paid in full; and (ii) a stock consideration payment at closing consisting of three hundred million shares (300,000,000) of Indoor Harvest’s common stock, $0.001 par value per share (“Common Stock”). In addition, the Sellers are entitled to bonus consideration, in the form of warrants to purchase an aggregate of 150,000,000 shares of Common Stock, upon the Company achieving certain revenue related milestones as set forth in the Agreement.

Metabiogenix USA, LLC, is the officially licensed distributor of Metabiox® across the Western Hemisphere (North, South, and Central America), and Spain. Metabiox® was developed by the Japanese Medical Institute and is produced in Japan.

The foregoing is intended to be a summary of the terms of the Agreement and is subject to and qualified in its entirety by the text of the Agreement, a copy of which is attached hereto as Exhibit 10.1.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 regarding the issuance of Common Stock pursuant to the Agreement is incorporated by reference into this Item 3.02. As part of the aggregate consideration payable on the closing date, Indoor Harvest issued the number of shares of Common Stock set forth above. The issuance of the Common Stock was made in reliance upon an exemption provided under Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 7.01 Regulation FD Disclosure.

On May 8, 2023, Indoor Harvest issued a press release announcing its entry into the aforementioned Agreement.

A copy of the press release is attached herewith as Exhibit 99.1.

The information in this Item 7.01 disclosure, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section. In addition, the information in this Item 7.01 disclosure, including Exhibits 99.1, shall not be incorporated by reference into the filings of Indoor Harvest under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statement and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Membership Interest and Stock Purchase Agreement dated April 30, 2023.
99.1	Press Release dated May 8, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDOOR HARVEST CORP.

/s/ Leslie Bocskor
Leslie Bocskor
Chief Executive Officer

Date: May 8, 2023